UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 26, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On July 26, 2007, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the second quarter of 2007 and revised financial guidance for full-year 2007. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated July 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

July 26, 2007

Cummins continues record performance in second quarter; increases full-year earnings guidance

COLUMBUS, IND. - Broad gains across most of the Company's product and geographical markets led Cummins Inc. (NYSE: CMI) to record revenues and strong earnings in the second quarter.

The Company today reported second-quarter revenues of $3.34 billion, up 18 percent from $2.84 billion in the second quarter of 2006 and 10 percent higher than the previous quarterly record set in the fourth quarter of last year.

Net income of $214 million, or $2.13 per diluted share, was down 3 percent from $220 million ($2.19 per diluted share) in the second quarter of 2006, which included a $28 million ($0.28 per share) one-time tax benefit.  Absent the tax benefit a year ago, net income increased 11 percent over the same period in 2006.

Earnings Before Interest and Taxes (EBIT) increased 9 percent to $354 million, from $325 million during the same period in 2006, and also was a quarterly record.

The Company's strong performance comes in the face of the emissions-related slowdown in the North American heavy-duty truck market, which is expected to be down 45 percent this year. Cummins' North American heavy-duty engine shipments fell 42 percent from a year ago, but significant growth in the Company's non-heavy duty truck engine markets and other product lines more than offset that decrease.

"This was a tremendous quarter for Cummins and is further proof that the work we have done to diversify our business is paying off," said Cummins Chairman and Chief Executive Officer Tim Solso. "Our strong performance in the first half of the year has put us in a position to make 2007 Cummins' most profitable year ever - which would be a significant feat given the challenges we have faced in the heavy-duty truck engine market."

Based on its first-half performance and its outlook for the remainder of the year, Cummins also raised its 2007 earnings guidance today to $7.15 - $7.65 from $6.00 - $6.50 a share.

The Company's Engine, Power Generation and Components businesses all reported record revenues in the second quarter, while Power Generation, Components and Distribution reported record Segment EBIT.

In the Engine business, sales to light-duty automotive and recreational vehicle markets, as well as the global medium-duty truck, bus and construction markets, were the key drivers of broad gains - lessening the impact of lower heavy-duty truck engine sales. Segment EBIT fell 2 percent from 2006.

The Company's share of the North American heavy-duty market continued to increase in the second quarter. Through May, Cummins had earned a 33.1 percent share of the market - up from 27.1 percent at the end of 2006.

The Company's Power Generation business continues to produce record sales and earnings, led by significant growth in the Company's commercial generator set and alternator product lines.  Growth was strongest in North America, the Middle East and India.

The Components business - which includes filtration, exhaust aftertreatment, turbochargers and fuel systems - reported significantly improved profitability, along with record quarterly sales. Tougher emissions controls around the world are driving strong gains in this business. Cummins Filtration reported a 29 percent increase in operating profit on an 11 percent rise in revenue, while Cummins Emission Solutions is on pace to triple its sales from last year.

The Company's Distribution business reported record profit and near-record sales during the quarter. Demand for power generation equipment increased significantly in North America, Europe and the Middle East. Distributor joint venture income increased substantially from the same period in 2006 led by strong performance at the Company's North America distributor joint ventures.

Buoyed by its strong performance, Cummins also continues to invest in profitable growth opportunities and return significant value to its shareholders through actions such as the 39 percent increase in the cash dividend on Cummins stock announced in early July.

The Company expects to spend $320 - $350 million on capital projects this year - part of $2 billion in planned capital expenditures around the world in the next five years. The Company also anticipates that its unconsolidated joint ventures will spend another $1 billion on capital projects during that same period. The large majority of capital spending will go to increase capacity for emissions-compliant products across all of our businesses.

As a reflection of the Company's continuing strong performance, last week Fitch Ratings upgraded its ratings on Cummins' debt, citing the "continued improvement in Cummins' balance sheet, increased sales diversification, an improved competitive profile and solid operating performance in North America so far in 2007 despite the downturn in the heavy truck cycle" among other factors.

"This is an exciting time for Cummins," Solso said. "We have performed well this year in the face of significant challenges and continue to position ourselves for broad, global growth in the years to come. Increasingly, our businesses are working together to provide the best products and service to customers around the world, and we remain focused on providing strong returns to our shareholders."

Second-quarter details

Engine Segment
Sales increased 11 percent from the same period in 2006 to $2.11 billion.  Sales to light-duty automotive and RV markets increased 23 percent; global medium-duty truck engine sales rose 30 percent and worldwide sales to the construction industry increased 24 percent.

Segment EBIT of $186 million, or 8.8 percent of sales, fell 2 percent from the second quarter of 2006 due to lower North American heavy-duty truck engine sales.

Power Generation
Sales rose 29 percent from the same period in 2006 to $769 million, while Segment EBIT increased 57 percent to $88 million, or 11.4 percent of sales. Strong volumes across most regions - especially North America, the Middle East, Europe and India - led to the improved performance.

Commercial generator sales, the largest business in the segment, rose 33 percent compared to the same period in 2006, while alternator sales increased 40 percent. Every line of business in the segment reported double-digit percentage sales growth during the quarter.

Components
Sales increased 34 percent from second quarter 2006 to $757 million, while Segment EBIT grew 41 percent to $48 million, or 6.3 percent of sales.

The improved performance was led by strong profit gains in the segment's filtration and exhaust aftertreatment businesses. Sales in Emissions Solutions, an exhaust aftertreatment business, increased by more than 250 percent over the same period in 2006, due to strong demand for its products designed to help engines meet stringent new emissions standards in the U.S. and Europe.

Distribution
Sales of $368 million were 10 percent higher than the second quarter of 2006 (24 percent higher when adjusting for a  change in reporting at one of the Company's North American distributor joint ventures that took effect Jan. 1, 2007). Segment EBIT was a record $46 million, or 12.5 percent of sales, a 28 percent increase from last year.

Distributor joint venture income increased 71 percent from the same period in 2006, led by strong gains at the Company's North American distributor joint ventures. Sales of power generation equipment rose 40 percent, paced by large gains in Europe and the Middle East, while parts sales increased 24 percent.  Double-digit percentage sales gains were reported in all of the segment's geographic regions.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.  Management also believes that certain other non-GAAP measures, such as net income excluding one-time tax benefits and cash flow from operations excluding pension contributions, can provide meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that affect the overall comparability.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

Forward-looking statements disclosure
Information provided in this release and on the webcast that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations.

Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended			Six months ended
	July 1,	July 2,	April 1,	July 1,	July 2,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net sales	$3,343	$2,842	$2,817	$6,160	$5,520
Cost of sales	2,673	2,196	2,265	4,938	4,308
Gross margin	670	646	552	1,222	1,212

Operating expenses and income
Selling and administrative expenses	314	294	283	597	562
Research and engineering expenses	74	80	80	154	162
Investee equity, royalty and other income	52	37	36	88	68
Other operating income (expenses), net	7	-	(2)	5	1

Operating earnings	341	309	223	564	557

Interest income	7	10	11	18	19
Interest expense	14	26	16	30	53
Other income, net	6	6	9	15	4
Earnings before income taxes and minority interests	340	299	227	567	527

Provision for income taxes	112	67	75	187	152
Minority interests in earnings of consolidated subsidiaries	14	12	9	23	20
Net earnings	$214	$220	$143	$357	$355

Earnings per common share (b)
Basic	$2.14	$2.40	$1.43	$3.57	$3.94
Diluted	$2.13	$2.19	$1.42	$3.55	$3.54

Cash dividends declared per share	$0.18	$0.15	$0.18	$0.36	$0.30

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

(b)    All per share amounts reflect the two-for-one stock split distributed April 9, 2007.

Certain reclassifications have been made to 2006 amounts to conform to the 2007 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	July 1,	December 31,
	2007	2006
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$626	$840
Marketable securities	105	95
Receivables, net	2,071	1,767
Inventories	1,652	1,393
Other current assets	398	393
Total current assets	4,852	4,488
Long-term assets
Property, plant and equipment, net	1,536	1,574
Investments in and advances to equity investees	406	345
Goodwill	369	356
Other intangible assets, net	148	128
Other assets	533	574
Total assets	$7,844	$7,465

LIABILITIES
Current liabilities
Short-term borrowings	$122	$164
Accounts payable	1,329	1,104
Other accrued expenses	1,092	1,131
Total current liabilities	2,543	2,399
Long-term liabilities
Long-term debt	544	647
Other liabilities	1,328	1,363
Total liabilities	4,415	4,409

MINORITY INTERESTS	270	254
SHAREHOLDERS' EQUITY (b)
Common stock, $2.50 par value, 300 shares authorized, 110.2 and 110.0 shares issued	276	137
Additional paid-in capital	1,377	1,500
Retained earnings	2,329	2,009
Treasury stock, at cost, 6.2 and 5.8 shares	(245)	(212)
Common stock held in trust for employee benefit plans, 3.8 and 3.8 shares	(92)	(92)
Unearned compensation	(13)	(14)
Accumulated other comprehensive loss	(473)	(526)
Total shareholders' equity	3,159	2,802
Total liabilities, minority interests and shareholders' equity	$7,844	$7,465

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

(b)    All share amounts reflect the two-for-one stock split distributed April 9, 2007.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	July 1,	July 2,
	2007	2006
	Millions
Net cash provided by operating activities	$156	$355

Cash flows from investing activities
Capital expenditures	(108)	(102)
Investments in internal use software	(28)	(22)
Proceeds from the disposal of property, plant and equipment	19	24
Investments in and advances to equity investees	(28)	(3)
Acquisition of businesses, net of cash acquired	(20)	-
Investments in marketable securities-acquisitions	(194)	(99)
Investments in marketable securities-liquidations	191	92
Other, net	(8)	-

Net cash used in investing activities	(176)	(110)
Cash flows from financing activities
Proceeds from borrowings	4	54
Payments on borrowings and capital lease obligations	(115)	(111)
Dividend payments on common stock	(38)	(28)
Proceeds from issuing common stock	3	6
Repurchases of common stock	(36)	(62)
Other, net	(17)	(5)
Net cash used in financing activities	(199)	(146)
Effect of exchange rate changes on cash and cash equivalents	5	-
Net (decrease) increase in cash and cash equivalents	(214)	99
Cash and cash equivalents at beginning of year	840	779
Cash and cash equivalents at end of period	$626	$878

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items(1)	Total
	Millions
Three months ended July 1, 2007
External sales	$1,855	$605	$516	$367	$-	$3,343
Intersegment sales	254	164	241	1	(660)	-
Net sales	2,109	769	757	368	(660)	3,343
Investee equity, royalty and other income	25	4	(1)	24	-	52
Interest income	6	1	-	-	-	7
Segment EBIT	186	88	48	46	(14)	354

Three months ended July 2, 2006
External sales	$1,680	$467	$363	$332	$-	$2,842
Intersegment sales	216	131	200	4	(551)	-
Net sales	1,896	598	563	336	(551)	2,842
Investee equity, royalty and other income	18	3	2	14	-	37
Interest income	7	2	-	1	-	10
Segment EBIT	190	56	34	36	9	325

Three months ended April 1, 2007
External sales	$1,522	$531	$455	$309	$-	$2,817
Intersegment sales	243	144	202	-	(589)	-
Net sales	1,765	675	657	309	(589)	2,817
Investee equity, royalty and other income	17	3	(1)	17	-	36
Interest income	8	2	1	-	-	11
Segment EBIT	128	77	24	39	(25)	243

Six months ended July 1, 2007
External sales	$3,377	$1,136	$971	$676	$-	$6,160
Intersegment sales	497	308	443	1	(1,249)	-
Net sales	3,874	1,444	1,414	677	(1,249)	6,160
Investee equity, royalty and other income	42	7	(2)	41	-	88
Interest income	14	3	1	-	-	18
Segment EBIT	314	165	72	85	(39)	597

Six months ended July 2, 2006
External sales	$3,279	$878	$718	$645	$-	$5,520
Intersegment sales	438	256	400	8	(1,102)	-
Net sales	3,717	1,134	1,118	653	(1,102)	5,520
Investee equity, royalty and other income	35	6	4	23	-	68
Interest income	14	3	-	2	-	19
Segment EBIT	369	101	65	67	(22)	580

(1)  Includes intercompany eliminations and unallocated corporate expenses.

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			Six months ended
	July 1,	July 2,	April 1,	July 1,	July 2,
	2007	2006	2007	2007	2006
	Millions
Segment EBIT	$354	$325	$243	$597	$580
Less:
Interest expense	14	26	16	30	53
Earnings before income taxes and minority interests	$340	$299	$227	$567	$527

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Six Months Ended
	July 1,	July 2,	April 1,	July 1,	July 2,
	2007	2006	2007	2007	2006
	Millions
Earnings before interest expense, income taxes and minority interests	$354	$325	$243	$597	$580

EBIT as a percentage of net sales	10.6%	11.4%	8.6%	9.7%	10.5%

Less:
Interest expense	14	26	16	30	53
Provision for income taxes	112	67	75	187	152
Minority interests in earnings of consolidated subsidiaries	14	12	9	23	20
Net earnings	$214	$220	$143	$357	$355

Net earnings as a percentage of net sales	6.4%	7.7%	5.1%	5.8%	6.4%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

Cash from operations excluding pension contributions

	For the six months ended
	July 1,	July 2,
	2007	2006
Cash provided by operations	$156	$355
Add back: pension contributions	102	83
Cash provided by operations excluding pension contributions	$258	$438

We believe cash provided by operations excluding pension contributions is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to funding decisions.  This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			Six months ended
	July 1,	July 2,	April 1,	July 1,	July 2,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net earnings for basic EPS	$214	$220	$143	$357	$355
Interest on junior convertible subordinated debentures, net of tax	-	3	-	-	6
Net earnings for diluted EPS	$214	$223	$143	$357	$361

Weighted-average common shares outstanding:
Basic	100.0	91.5	100.0	100.0	90.1
Dilutive effect of stock compensation awards	0.6	0.8	0.5	0.6	0.7
Dilutive effect of junior convertible subordinated debentures	-	9.4	-	-	11.0
Diluted	100.6	101.7	100.5	100.6	101.8

Earnings per common share:
Basic	$2.14	$2.40	$1.43	$3.57	$3.94
Diluted	$2.13	$2.19	$1.42	$3.55	$3.54

The Board of Directors authorized a two-for-one split of Cummins stock on March 8, 2007, which was distributed on April 9, 2007, to shareholders of record as of March 26, 2007. All share and per share amounts have been adjusted to reflect the two-for-one stock split.

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended			Six months ended
	July 1,	July 2,	April 1,	July 1,	July 2,
	2007	2006	2007	2007	2006
	Millions
North American distributors	$22	$12	$15	$37	$21
Dongfeng Cummins Engine Company, Ltd.	11	7	6	17	12
Chongqing Cummins Engine Company, Ltd.	5	4	5	10	7
Cummins MerCruiser Diesel Marine LLC.	4	3	3	7	4
Tata Cummins Limited	4	3	2	6	6
Fleetguard Shanghai Filter Co. Ltd.	2	1	1	3	2
All others	2	4	1	3	8
Cummins share of net earnings	50	34	33	83	60
Royalty and other income	2	3	3	5	8
Investee equity, royalty and other income	$52	$37	$36	$88	$68

NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and research tax credits.

Our effective tax rate for the three and six months ended July 1, 2007, was 33 percent.  Our 2006 provision was reduced in the second quarter by $28 million, or $0.28 per share, due to the favorable resolution of tax uncertainties related to prior years. In addition, our 2006 provision was also impacted in the first quarter by a $12 million, or $0.12 per share, increase for the effect of new Indiana tax legislation. As a result, our effective tax rate for the three and six months ended July 2, 2006, was 22 percent and 29 percent, respectively.

 NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the six months ended July 1, 2007 and July 2, 2006, was $142 million and $148 million, respectively.

NOTE 5.  SHIPPING AND HANDLING COSTS

Our shipping and handling costs are expensed as incurred. Those shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Condensed Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are now classified as "Cost of sales."  This presentation is more consistent with current industry practice.  For purposes of comparability, the $26 million and $59 million previously classified as "Selling and administrative expenses" in the three and six months ended July 2, 2006, has been adjusted retrospectively to apply the new method.  This change had no impact on operating earnings, EBIT, net earnings, or earnings per share.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL STATEMENTS OF EARNINGS INFORMATION
(Unaudited)

Shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are classified as "Cost of sales." This presentation is more consistent with current industry practice. For purposes of comparability, amounts previously classified as "Selling and administrative expenses" in previous periods have been adjusted retrospectively to apply the new method. The Consolidated Statements of Earnings for each of the quarterly periods in 2006 and for the 2006 and 2005 annual periods with all shipping and handling costs included in "Cost of sales" follows:

	For the three months ended				For the years ended
	April 2,	July 2,	October 1,	December 31,	December 31,
	2006	2006	2006	2006	2006	2005
	Millions
Net sales	$2,678	$2,842	$2,809	$3,033	$11,362	$9,918
Cost of sales	2,112	2,196	2,192	2,397	8,897	7,874

Gross margin	566	646	617	636	2,465	2,044

Operating expenses and income
Selling and administrative expenses	268	294	291	300	1,153	1,003
Research and engineering expenses	82	80	81	78	321	278
Investee equity, royalty and other income	31	37	37	35	140	131
Other operating income (expenses), net	1	-	(4)	3	-	-

Operating earnings	248	309	278	296	1,131	894

Interest income	9	10	14	14	47	24
Interest expense	27	26	23	20	96	109
Other (expenses) income, net	(2)	6	4	(7)	1	(11)

Earnings before income taxes and minority interests	228	299	273	283	1,083	798

Provision for income taxes	85	67	92	80	324	216
Minority interests in earnings of consolidated subsidiaries	8	12	10	14	44	32

Net earnings	$135	$220	$171	$189	$715	$550

Note:
Amounts reclassified from "Selling and administrative expenses" to "Cost of sales"	$33	$26	$37	$34	$130	$142